Exhibit 3.125(a)

[Secretary of State Stamp]

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
JIM MILES
AMENDED ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY

The limited liability company amends its articles of organization in accordance with § 33-44-204 of the 1976 South Carolina Code, as amended.

1.                         The name of the limited liability company is Bellwood Golfers’ Club LLC

2.                         The date the articles of organization were filed is December 10, 1997

3.                         The articles of organization are amended in the following respects all of which amended provisions may lawfully be included in the articles of organization.

The name of the Company should be Piedmont Golfers’ Club LLC

Date: July 8,1998	/s/ Gary H. Hall, Jr.
Name

Organizer
Capacity

[Secretary of State Stamp]

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
JIM MILES
AMENDED ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY

The limited liability company amends its articles of organization in accordance with § 33-44-204 of the 1976 South Carolina Code, as amended.

1.                         The name of the limited liability company is Bellwood Farm Golf Course

2.                         The date the articles of organization were filed is December 10, 1997

3.                         The articles of organization are amended in the following respects all of which amended provisions may lawfully be included in the articles of organization.

The name of the Company should be Bellwood Golfers’ Club LLC

Date: 12/11/97	/s/ Gary H. Hall, Jr.
Name

Organizer
Capacity

[Secretary of State Stamp]

STATE OF SOUTH CAROLINA
SECRETARY OF STATE JIM MILES
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY

The undersigned deliver the following articles of organization to form a South Carolina limited liability company pursuant to § 33-44-202 and § 33-44-203 of the 1976 South Carolina Code, as amended.

1.	The name of the limited liability company which complies with § 33-44-105 of the South Carolina Code of 1976 as amended is Bellwood Farm Golf Course, LLC

2.	The office of the Initial designated office of the limited liability company in South Carolina is:
880 South Pleasantburg Drive, Building 1
Street Address

		Greenville		29607
			City	Zip Code

3.	The initial agent for service of process of the limited liability company is:
Derrell E. Hunter
Name

880 South Pleasantburg Drive, Building 1
Street Address

		Greenville		29607
			City	Zip Code

4.	The name and address of each organizer is:

	(a)	Cary H. Hall, Jr.
Name

44 East Camperdown Way
Street Address

		Greenville		29602
			City	Zip Code

(b)
Name

Street Address

			City	Zip Code

(Add additional lines if necessary)

5.	☒	Check this box only if the company is to be a term company. If so, provide the term specified:
December 31, 2050

6.	☒

Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager.

	(a)	GolfSouth Clubs, LLC
Name

880 South Pleasantburg Drive, Building 1
Street Address

		Greenville	South Carolina	29607
		City	State	Zip Code

(b)
Name

Street Address

		City	State	Zip Code

(c)
Name

Street Address

		City	State	Zip Code

(d)
Name

Street Address

		City	State	Zip Code

7.	☐

Check this box only if one or more of the members of the company are to be liable for its debts and obligations under § 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

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8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9.

Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer:

/s/ Cary H. Hall, Jr.
Signature of Organizer Cary H. Hall, Jr.

Signature of Organizer

Date:	December 9, 1997

FILING INSTRUCTIONS

1.                          File two copies of this form, the original and either a duplicate original or a conformed copy.

2.                          If space on this form in not sufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form, or prepare this using a computer disk which will allow for expansion of the space on this form.

3.                          This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State.

Form Approved by South Carolina
Secretary of State Jim Miles, June 1996

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